EXHBIIT 4.A

SOUTHERN NATURAL GAS COMPANY

as Issuer

 SOUTHERN NATURAL ISSUING CORPORATION

as Co-issuer

WILMINGTON TRUST COMPANY

as Original Trustee

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.

as Series Trustee

SIXTH SUPPLEMENTAL INDENTURE

Dated as of November 1, 2007

To

INDENTURE

Dated as of June 1, 1987

TABLE OF CONTENTS

Page
ARTICLE 1 Relation to Indenture; Definitions.	2
SECTION 1.01. Relation to Indenture.	2
SECTION 1.02. Definitions.	2
SECTION 1.03. General References.	2

ARTICLE 2 Amendments to Original Indenture.	2
SECTION 2.01. Co-issuer Party.	2

ARTICLE 3 Miscellaneous.	3
SECTION 3.01. Certain Trustee Matters.	3
SECTION 3.02. Continued Effect.	3
SECTION 3.03. Governing Law.	3
SECTION 3.04. Counterparts.	3

SIXTH SUPPLEMENTAL INDENTURE, dated as of November 1, 2007 (this "Sixth Supplemental Indenture"), among (i) SOUTHERN NATURAL GAS COMPANY, a Delaware corporation (the "Company"), (ii) SOUTHERN NATURAL ISSUING CORPORATION, a Delaware corporation ("Finance Corp"), (iii) WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee under the Indenture referred to below except as otherwise provided below (in such capacity, the "Original Trustee") (as successor-in-interest to JPMorgan Chase Bank, National Association, successor to Manufacturers Hanover Trust Company, pursuant to the Instrument of Resignation, Appointment and Acceptance, dated as of February 27, 2003 (the "2003 Resignation and Appointment")), and (iv) THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as trustee under the Indenture referred to below with respect to the series of Securities designated 5.90% Notes Due 2017 issued pursuant to the Third Supplemental Indenture (as defined below) (in such capacity, the "Series Trustee").

RECITALS OF THE COMPANY

WHEREAS, the Company has issued Securities pursuant to the Indenture, dated as of June 1, 1987 (the "Original Indenture"), as amended and supplemented by (i) the First Supplemental Indenture, dated as of September 30, 1997 (the "First Supplemental Indenture"), (ii) the Second Supplemental Indenture, dated as of February 13, 2001 (the "Second Supplemental Indenture"), (iii) the 2003 Resignation and Appointment, (iv) the Third Supplemental Indenture, dated as of March 26, 2007 (the "Third Supplemental Indenture"), (v) the Fourth Supplemental Indenture, dated as of May 4, 2007 (the "Fourth Supplemental Indenture"), and (vi) the Fifth Supplemental Indenture, dated as of October 15, 2007 (the "Fifth Supplemental Indenture") (the Original Indenture, as so amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the 2003 Resignation and Appointment, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, being referred to herein as the "Indenture"); and

WHEREAS, the Company intends to convert to a Delaware general partnership by the filing of a Certificate of Conversion with the Secretary of State of the State of Delaware (the "Conversion"); and

WHEREAS, the Conversion is permitted by the terms of the Indenture so long as, immediately after giving effect to the Conversion, at least one corporation is a co-issuer party to the Indenture and to each series of Securities at any time issued thereunder and is jointly and severally liable with respect to any and all obligations of the Company under the Indenture and each such series of Securities, as a primary obligor and not as a guarantor or surety; and

WHEREAS, Section 12.01 of the Indenture provides that the Company, the Original Trustee and the Series Trustee may from time to time and at any time, without the consent of the Holders of the Outstanding Securities, enter into an indenture or indentures supplemental to the Indenture for the purpose of adding a corporate co-issuer party to the Indenture and to each series of Securities; and

WHEREAS, the parties hereto desire to amend the Indenture to add Finance Corp as a co-issuer party to  the Indenture and to each series of Securities; and

WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Original Trustee and the Series Trustee (i) a copy of resolutions of the Board of Directors of the Company and a copy of resolutions of the Board of Directors of Finance Corp, each authorizing the execution of this Sixth Supplemental Indenture, (ii) the Opinion of Counsel referred to in Section 12.06 of the Indenture and (iii) an Officers' Certificate in connection herewith; and

WHEREAS, all acts and things necessary to make this Sixth Supplemental Indenture a valid and binding agreement in accordance with the Indenture have been done or performed;

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Securityholders, as follows:

ARTICLE 1
Relation to Indenture; Definitions

SECTION 1.01.  Relation to Indenture.

With respect to each series of Securities, this Sixth Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02.  Definitions.

For all purposes of this Sixth Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Indenture.

SECTION 1.03.  General References.

All references in this Sixth Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Sixth Supplemental Indenture; and the terms "herein," "hereof," "hereunder" and any other word of similar import refers to this Sixth Supplemental Indenture.

ARTICLE 2
Amendments to Original Indenture

With respect to each series of Securities, the Indenture is hereby amended as set forth below.

SECTION 2.01.  Co-issuer Party.

Article Sixteen of the Original Indenture is hereby amended by adding the following Section 16.13 thereto:

SECTION 16.13                                 Finance Corp is hereby designated as a co-issuer party under this Indenture and to each series of Securities at any time issued under this Indenture.  Finance Corp hereby assumes, agrees to be bound by, and agrees to be jointly and severally liable, as a primary obligor and not as a guarantor or surety, with respect to, any and all obligations of the Company under this Indenture and each such series of Securities.  The provisions of this Section 16.13 shall become effective at the time that the Company  converts to a Delaware general partnership by the filing of a Certificate of Conversion with the Secretary of State of the State of Delaware.

ARTICLE 3
Miscellaneous

SECTION 3.01.  Certain Trustee Matters.

The recitals contained herein shall be taken as the statements of the Company and Finance Corp, and neither the Original Trustee nor the Series Trustee assumes any responsibility for their correctness.

Neither the Original Trustee nor the Series Trustee makes any representations as to the validity or sufficiency of this Sixth Supplemental Indenture or the proper authorization or the due execution hereof by the Company or Finance Corp.

In entering into this Sixth Supplemental Indenture, the Original Trustee and the Series Trustee shall be entitled to the benefit of every provision of the Indenture (to the extent applicable to the Original Trustee or Series Trustee, as the case may be), whether or not elsewhere herein so provided.

SECTION 3.02.  Continued Effect.

Except as expressly supplemented and amended by this Sixth Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Sixth Supplemental Indenture) is in all respects hereby ratified and confirmed.  This Sixth Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 3.03.  Governing Law.

This Sixth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 3.04.  Counterparts.

This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

SOUTHERN NATURAL GAS COMPANY

By:	/s/ John J. Hopper
John J. Hopper
Vice President and Treasurer

SOUTHERN NATURAL ISSUING CORPORATION

By:	/s/ John J. Hopper
John J. Hopper
Vice President and Treasurer

WILMINGTON TRUST COMPANY as Original Trustee

By:	/s/ Michael G. Oller, Jr.
Michael G. Oller, Jr.
Senior Financial Services Officer

THE BANK OF NEW YORK TRUST COMPANY, N.A. as Series Trustee

By:	/s/ Brian Echausse
Brian Echausse
Trust Officer